Exhibit 99.1

Imperial reports voting results for election of directors

Calgary, AB – May 1, 2020 – Imperial announced at its annual meeting of shareholders held on May 1, 2020, that each of the seven nominees proposed as directors of the company and listed in its management proxy circular dated March 13, 2020 were elected as directors. A total of 668,985,598 shares (90.75 percent of outstanding common shares) were represented in person or by proxy. The percentage of shares represented at the meeting that were voted to elect the individual directors are set out below:

Nominee:	For:	Withheld:

D.C. (David) Brownell	95.58%	4.42%

D.W. (David) Cornhill	98.90%	1.10%

B.W. (Bradley) Corson	96.34%	3.66%

K.T. (Krystyna) Hoeg	98.99%	1.01%

M.C. (Miranda) Hubbs	99.43%	0.57%

J.M. (Jack) Mintz	98.59%	1.41%

D.S. (David) Sutherland	99.10%	0.90%

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After more than a century, Imperial continues to be an industry leader in applying technology and innovation to responsibly develop Canada’s energy resources.

As Canada’s largest petroleum refiner, a major producer of crude oil, a key petrochemical producer and a leading fuels marketer from coast to coast,

our company remains committed to high standards across all areas of our business.